Exhibit 10.1
AMENDMENT TO TRICANTER PURCHASE AND INSTALLATION AGREEMENT
THIS AMENDMENT TO TRICANTER PURCHASE AND INSTALLATION AGREEMENT (this “Amendment”) is made and entered into on this 16th day of February, 2010, by and between ICM, Inc., a Kansas corporation (“Seller”) and Cardinal Ethanol, LLC, an Indiana limited liability company (“Buyer”).
WHEREAS, Buyer and Seller are parties to that certain Tricanter Purchase and Installation Agreement dated June 27, 2008 (the “Agreement”);
WHEREAS, GS Cleantech Corporation filed suit in the United States District Court for the Southern District of Indiana, captioned GS Cleantech Corporation v. Cardinal Ethanol, LLC, Case No.: 1:10-CV-0180 LIM-DML (the “Lawsuit”)
WHEREAS, Buyer and Seller desire to amend the Agreement, as amended, as specifically provided for herein.
IN CONSIDERATION OF the mutual promises, covenants, agreements and payments set forth herein and in the Agreement, the sufficiency of which is hereby acknowledged, Seller and Buyer agree as follows:
1.	Unless otherwise defined herein, the capitalized terms used herein shall have the meaning ascribed to them in the Agreement.
2.	A new Paragraph 11 is hereby added to the Agreement which shall state as follows:
“Indemnification. Seller agrees to indemnify and hold Buyer harmless from and against all claims, demands, liabilities, actions, litigations, losses, damages, costs and expenses (including reasonable attorneys’ fees) arising out of the infringement of adversely owned patents, copyrights or any other intellectual property rights by reason of Buyer’s purchase and use of the Equipment. The foregoing indemnification includes providing the defense of the Lawsuit on behalf of Cardinal by counsel of ICM’s choosing. Notwithstanding the foregoing, Seller will not be responsible for reimbursement of attorneys’ fees incurred by Buyer to defend any such matter on its own; to engage counsel to monitor ICM’s defense of the Lawsuit, or to seek advice on how to respond to any other demands or suits. If the Equipment or its use infringes or violates an adverse intellectual property right of any person or entity, Seller shall take all commercially reasonable steps to (i) obtain a license to permit Buyer to continue using the Equipment, or (ii) provide engineering or modification to the Equipment so that it will not infringe the adverse intellectual property rights to enable Buyer to continue to use the Equipment.”

3.	Except as specifically amended hereby, Buyer and Seller hereby ratify the terms and conditions of the Agreement as if restated herein.
4.
This Amendment and the Agreement, as amended, represent the entire understanding between the parties in relation to the subject matter hereof, and supersede any and all previous agreements, arrangements or discussions between the parties (whether written or oral) in respect to the subject matter hereof.

IN WITNESS OF the mutual promises, covenants and agreements set forth herein, the parties have caused their authorized representatives to execute this Amendment as of the date first set forth above.

SELLER:		BUYER:

ICM, Inc.		Cardinal Ethanol, LLC

By:	/s/ Dave VanderGriend Its: CEO	By:	/s/ Jeffrey L. Painter Its: President/CEO